EXHIBIT p

                                POWER OF ATTORNEY


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                                POWER OF ATTORNEY

       I, the undersigned member of the Board of Trustees of the below-named mutual funds, hereby constitute and appoint Philip R. McLoughlin and Pamela S. Sinofsky, or either of them as my true and lawful attorneys and agents with full power to sign for me in the capacity indicated below, any or all Registration Statements or amendments thereto filed with the Securities and Exchange Commission under the Securities Act of 1933 and/or the Investment Company Act of 1940 relating to each of said mutual funds, and hereby ratify and confirm my signature as it may be signed by said attorneys and agents.

       Phoenix-Aberdeen Series Fund
       Phoenix-Aberdeen Worldwide Opportunities Fund
       Phoenix Duff & Phelps Institutional Mutual Funds
       Phoenix Equity Series Fund
       Phoenix-Goodwin California Tax Exempt Bond Fund
       Phoenix Investment Trust 97
       Phoenix Multi-Portfolio Fund
       Phoenix Multi-Series Trust
       Phoenix-Oakhurst Income & Growth Fund
       Phoenix-Oakhurst Strategic Allocation Fund
       Phoenix-Seneca Funds
       Phoenix Series Fund
       Phoenix Strategic Equity Series Fund

       I hereby declare that a photostatic, xerographic or other similar copy of this original instrument shall be as effective as the original.

       WITNESS my hand and seal on the date set forth below.

April 20, 2001                              ---------------------------
                                               Geraldine M. McNamara